EXHIBIT C
LETTER OF TRANSMITTAL
Regarding
Units
of
ROBECO-SAGE MULTI-STRATEGY TEI FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated February 28, 2011
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 25, 2011, AND
THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON MARCH 25, 2011 UNLESS THE OFFER IS EXTENDED.
Complete This Letter Of Transmittal And Return Or Deliver To:
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
c/o UMB Fund Services, Inc.
P.O. Box 2175
Milwaukee, Wisconsin 53201
Attn: Tender Offer Administrator
For additional information:
Phone: (877) 491-4991
Fax: (816) 860-3140

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Ladies and Gentlemen:
     The undersigned hereby tenders to Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a “Unit” or “Units” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated February 28, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
     The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.
     A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of June 30, 2011 or, if the Offer is extended, approximately 95 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
Robeco-Sage Multi-Strategy TEI Fund, L.L.C., c/o UMB Fund Services, Inc., P.O. Box 2175, Milwaukee WI 53201, Attn: Tender Offer Administrator.
For additional information: Phone: (877) 491-4991 Fax: (816) 860-3140.
Part 1. Name and Address:

Name of Member:

Social Security No.

or Taxpayer

Identification No.:

Telephone Number:	( )
Part 2. Amount of Units of Limited Liability Company Interests in the Fund being Tendered:
☐	All Units.
☐	Portion of Units expressed as a specific dollar value. (A minimum interest with a value greater than: $50,000, or such other amount as is determined by the Board of Managers, must be maintained in the Fund (the “Required Minimum Balance”).)
$
☐	Portion of Units. (A minimum interest with a value greater than the Required Minimum Balance must be maintained in the Fund.)
Number of Units:
☐	All Units in excess of the Required Minimum Balance.

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.
Part 3. Payment.
Cash Payment
Cash Payments shall be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held
Promissory Note
The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Part 4. Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Print Name of Investor	Signature

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.

Print Name and Title of Co-signatory
Date:

[For clients of certain brokers]
PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR TO ENSURE THE
PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION
LETTER OF TRANSMITTAL
Regarding
Units
of
ROBECO-SAGE MULTI-STRATEGY TEI FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated February 28, 2011
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 25, 2011, AND
THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON MARCH 25, 2011 UNLESS THE OFFER IS EXTENDED.
For additional information, or instructions on how to complete and submit this Letter of
Transmittal, please contact your Merrill Lynch Financial Advisor.

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Ladies and Gentlemen:
     The undersigned hereby tenders to Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a “Unit” or “Units” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated February 28, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
     The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.
     A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of June 30, 2011 or, if the Offer is extended, approximately 95 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.

2

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
Part 1. Name and Address:

Name of Member:

Social Security No.

or Taxpayer

Identification No.:

Telephone Number:	( )

Merrill Lynch Account No.:

Part 2. Amount of Units of Limited Liability Company Interests in the Fund being Tendered:
☐	All Units.
☐	Portion of Units. (A minimum interest with a value greater than the Required Minimum Balance must be maintained in the Fund.)
Number of Units:
☐	All Units in excess of the Required Minimum Balance.
*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.
Part 3. Payment.
Cash Payment
Cash Payment due pursuant to the Note will be made by wire transfer directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. who will facilitate the distribution of proceeds into the undersigned’s Merrill Lynch brokerage account.

3

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Promissory Note
The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

4

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR TO ENSURE THE PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION
Part 4. Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Print Name of Investor	Signature

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary

(Signature of Owner(s) Exactly as Appeared

on Investor Certification)

5

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.

Print Name and Title of Co-signatory
Date:

6